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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 1997


                          HOLMES PROTECTION GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                      0-24510                       06-1070719
--------------              ----------------                 -------------
(State or other             (Commission File                  (IRS Employer
jurisdiction of                Number)                     Identification No.)
incorporation)

  440 Ninth Avenue, New York, New York                         10001-1695
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (212) 760-0630


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed from last report)


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Item 5.  Other Events.

         On December 28, 1997, Holmes Protection Group, Inc. (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") with Tyco International Ltd., a Bermuda Company ("Tyco"), and T9 Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Tyco ("Purchaser"), pursuant to which, subject to the terms and conditions of the Merger Agreement, (i) Purchaser will commence a tender offer (the "Offer") for all of the outstanding shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $17.00 per share in cash (net to the seller) and (ii) following consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"), pursuant to which merger each share of Common Stock will be converted into the right to receive $17.00 per share in cash. Consummation of the Offer and the closing of the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is also subject to the valid tender of at least 51% of the total number of shares of Common Stock outstanding on a fully diluted basis. The closing of the Merger is expected to occur as soon as practicable after the satisfaction of the conditions thereto set forth in the Merger Agreement, including Stockholder approval, if required. The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         In connection with the execution and delivery of the Merger Agreement, HP Partners L.P. ("HP"), which, to the knowledge of the Company, beneficially owns 2,201,600 shares of Common Stock, entered into a Stockholder Agreement with Tyco, the Purchaser and the Company, pursuant to which, among other things, HP has agreed to tender its Shares of Common Stock in the Offer and has granted to Tyco a proxy, effective for as long as the Stockholder Agreement has not terminated, to vote such shares, at any meeting or other proceeding of stockholders of the Company, in opposition to any proposal by a third party involving a merger, sale of assets or similar transaction with the Company. The Stockholder Agreement will remain in effect for as long as the Merger Agreement has not been terminated in accordance with its terms. The description of the Stockholder Agreement contained herein is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         On December 29, 1997, Tyco and the Company issued a joint press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

         (a)  Financial statements of businesses acquired.

                  None.

         (b)  Pro forma financial information.

                  None.

         (b)  Exhibits.

                                       2
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          2.1  Agreement and Plan of Merger, dated as of December 28, 1997, by and among Holmes Protection Group, Inc., a Delaware corporation (the "Company"), Tyco International Ltd., a Bermuda company ("Tyco"), and T9 Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Tyco ("Purchaser").

          99.1 Stockholder Agreement dated as of December 28, 1997 among Tyco, Purchaser, HP Partners L.P. and the Company.

          99.2 Joint Press Release of Tyco and the Company dated December 29, 1997.



                                       3
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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HOLMES PROTECTION GROUP, INC.

Dated:  December 31, 1997                  /s/ James L. Boehme
                                           -------------------
                                           Name:  James L. Boehme
                                           Title: Executive Vice President




                                       4
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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   2.1 Agreement and Plan of Merger, dated as of December 28, 1997, by and among Holmes Protection Group, Inc., a Delaware corporation (the "Company"), Tyco International Ltd., a Bermuda company ("Tyco"), and T9 Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Tyco ("Purchaser").

   99.1 Stockholder Agreement dated as of December 28, 1997 among Tyco, Purchaser, HP Partners L.P. and the Company.

   99.2        Joint Press Release of Tyco and the Company dated December 29,
               1997.